Exhibit 21.1

Subsidiaries of Equinix, Inc.

Name	Jurisdiction
Equinix, Inc.	Delaware, U.S.
Equinix Pacific LLC	Delaware, U.S.
Equinix South America Holdings, LLC	Delaware, U.S.
Equinix RP II LLC	Delaware, U.S.
CHI 3, LLC	Delaware, U.S.
CHI 3 Procurement, LLC	Illinois, U.S.
Equinix (EMEA) Management Inc.	Delaware, U.S.
SV1, LLC	Delaware, U.S.
LA4, LLC	Delaware, U.S.
NY2 Hartz Way, LLC	Delaware, U.S.
Switch & Data Facilities Company LLC	Delaware, U.S.
Switch and Data Operating Company LLC	Delaware, U.S.
Equinix Canada Ltd. (f/k/a Switch and Data Toronto Ltd.)	Canada
Switch and Data CA Nine LLC	Delaware, U.S.
Switch & Data MA One LLC	Delaware, U.S.
Switch And Data NJ Two LLC	Delaware, U.S.
Switch & Data/NY Facilities Company LLC	Delaware, U.S.
Switch and Data VA Four LLC	Delaware, U.S.
Switch & Data WA One LLC	Delaware, U.S.
Equinix do Brasil Telecomunicações LTDA.	Brazil
Equinix do Brasil Soluções de Tecnologia em Informática Ltda.	Brazil
Equinix (Canada) Enterprises Ltd.	Canada
Equinix (US) Enterprises, Inc. (f/k/a Equinix RP, Inc.)	Delaware, U.S.
Switch & Data LLC (formerly Switch & Data Facilities Company, Inc.) (Formed as LLC effective 12/20/2012)	Delaware, U.S.
Equinix LLC (f/k/a Equinix Operating Co., Inc.) (Formed as LLC effective 12/31/2013)	Delaware, U.S.
EPS Enterprises, Inc.	Delaware, U.S.
Moran Road Partners, LLC	Delaware, U.S.
Equinix Professional Services, Inc.	Delaware, U.S.
Equinix (Government) Enterprises LLC	Delaware, U.S.
Equinix (Velocity) Holding Company	Delaware, U.S.
Equinix (Government) LLC	Delaware, U.S.
Equinix Impact LLC	Delaware, U.S.
Equinix Hong Kong Limited	Hong Kong

Name	Jurisdiction
Equinix Information Technology (Shanghai) Co., Ltd. (亿利互连信息技术（上海）有限公司)	People’s Republic of China
Equinix YP Information Technology (Shanghai) Co., Ltd. (亿利互连数据系统（上海）有限公司)	People’s Republic of China
Equinix Japan K.K.	Japan
Equinix Australia Pty Limited	Australia
Equinix Asia Pacific Pte. Ltd.	Singapore
Equinix Singapore Holdings Pte. Ltd.	Singapore
Equinix Singapore Pte. Ltd. (formerly i-STT Pte Ltd)	Singapore
Equinix (Japan) Enterprises K.K.	Japan
Equinix (Singapore) Enterprises Pte. Ltd.	Singapore
Equinix (Hong Kong) Enterprises Limited	Hong Kong
Equinix (Australia) Enterprises Pty Limited	Australia
Equinix (China) Investment Holding Co., Ltd (亿利互连（中国）投资有限公司）	People’s Republic of China
Equinix (EMEA) Acquisition Enterprises B.V.	The Netherlands
QAON G.K.	Japan
EJAE2 G.K.	Japan
Equinix (Japan) Technology Services K.K.	Japan
Equinix Asia Pacific Holdings Pte Ltd.	Singapore
Equinix WGQ Information Technology (Shanghai) Co., Ltd.	People’s Republic of China
Equinix (London) Limited	United Kingdom
Equinix (Germany) GmbH	Germany
Equinix (Real Estate) GmbH	Germany
Upminster GmbH	Germany
Ancotel UK Limited	United Kingdom
Equinix France SAS	France
Interconnect Exchange Europe SL	Spain
Equinix Italia S.r.l.	Italy
Equinix Middle East FZ-LLC	United Arab Emirates
upminster GmbH	Germany
Equinix (Netherlands) Holdings B.V.	The Netherlands
Equinix (Netherlands) B.V.	The Netherlands
Equinix (EMEA) B.V.	The Netherlands
Equinix (Real Estate) B.V.	The Netherlands
Equinix (Netherlands) Enterprises B.V.	The Netherlands
Equinix (Switzerland) Enterprises GmbH	Switzerland
Equinix (Switzerland) GmbH	Switzerland
Equinix (France) Enterprises SAS	France
Equinix (Germany) Enterprises GmbH	Germany

Name	Jurisdiction
Equinix Group Limited	United Kingdom
Equinix (UK) Limited	United Kingdom
Equinix (UK) Enterprises Limited	United Kingdom
Equinix (Services) Limited	United Kingdom
Equinix Corporation Limited	United Kingdom
Equinix Investments Limited	United Kingdom
Equinix (Spain), S.L.U.	Spain
Equinix (UK) Acquisition Enterprises Limited	United Kingdom
Telecity Group Limited	United Kingdom
Telecity Group Investments Limited	United Kingdom
Telecity Group International Ltd.	United Kingdom
Equinix Turkey Internet Hizmetleri Anonim Sirketi	Turkey
Equinix (Poland) Sp. Z o.o.	Poland
TelecityGroup UK Ltd.	United Kingdom
Equinix (Bulgaria) Data Centers EAD	Bulgaria
TelecityGroup Holdings Ltd.	United Kingdom
Equinix Turkey Enterprises Internet Hizmetleri Anonim Sirketi	Turkey
Equinix (Finland) Oy	Finland
Equinix (Sweden) AB	Sweden
TelecityGroup Spain S.A.	Spain
Equinix (Ireland) Holdings Limited	Ireland
Telecity UK Ltd.	United Kingdom
Equinix (Ireland) Limited	Ireland
Equinix (Ireland) Enterprises Limited	Ireland
Equinix (Sweden) Enterprises AB	Sweden
Equinix (Real Estate) Holdings SC	France
Equinix (Real Estate) SCI	France
Equinix (LD10) Holdings Limited	United Kingdom
Equinix (Italy) Enterprises S.R.L.	Italy
Equinix (Finland) Enterprises Oy	Finland
Equinix (Poland) Enterprises sp. Z o.o.	Poland
VDC I, LLC	Delaware, U.S.
VDC II, LLC	Delaware, U.S.
VDC III, LLC	Delaware, U.S.
VDC IV, LLC	Delaware, U.S.
VDC V, LLC	Delaware, U.S.
VDC VI, LLC	Delaware, U.S.
VDC VII, LLC	Delaware, U.S.
VDC VIII, LLC	Delaware, U.S.

Name	Jurisdiction
Equinix Colombia, Inc.,	Colombia
Equinix Do Brasil Ltda.	Brazil
Zenium EM 2 Limited	Cayman Islands
Zenium Turkey Holdco Limited	Ireland
Data Merkezi Bir Uretim Insaat Sanayi ve Ticaret Limited Sirketi	Turkey
Equinix (Iberia) Holdings S.L.U.	Spain
CloudMas Iberica, S.L.U.	Spain
Itconic, S.A.U.	Spain
Itconic Portugal, S.A.	Portugal
Meteorfunction Unipessoal Lda.	Portugal
Kiinteisto Oy Espoon Sinimaentie 12	Finland
Equinix (LD10) Limited	United Kingdom
Virtu Secure Web Services, B.V.	The Netherlands
Open Hub Med Societa Consortile a responsabilita limitata	Italy